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                                  EXHIBIT 23.02


                          Consent of Ernst & Young LLP


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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1994 Patent Incentive Plan of Symantec Corporation and to the incorporation by reference therein of our report dated April 21, 1995, with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


San Jose, California
June 7, 1995